UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2018

 BLACK CREEK DIVERSIFIED PROPERTY FUND INC.
(Exact name of registrant as specified in its charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor Denver, CO	80202
(Address of principal executive offices)	(Zip code)
(303) 228-2200
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement.
Amendment and Renewal of Advisory Agreement
Black Creek Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our,” or “us”), Black Creek Diversified Property Operating Partnership LP, the Company’s operating partnership (the “Operating Partnership”), and Black Creek Diversified Property Advisors LLC, the Company’s advisor (the “Advisor”), previously entered into that certain Twelfth Amended and Restated Advisory Agreement, dated as of September 1, 2017 and effective through June 30, 2018 (the “Twelfth Advisory Agreement”). On June 21, 2018, the Company, the Operating Partnership and the Advisor renewed and amended the Twelfth Advisory Agreement by entering into the Amended and Restated Advisory Agreement 2018, effective as of June 30, 2018, and renewed through June 30, 2019 (the “2018 Advisory Agreement”). In addition, the 2018 Advisory Agreement contains amendments relating to presentation and allocation of investment opportunities by the Advisor. Specifically, as amended, if the Advisor or its affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, it shall be the duty of the Company’s directors (including the independent directors) to ensure that the Advisor and its affiliates follow an allocation method that is reasonable and fairly applied. The Advisor shall provide the information necessary for the directors to make this determination. Further, as amended, the Advisor is required to use commercially reasonable efforts to present a continuing and suitable investment program to the Company which is consistent with the investment policies and objectives of the Company, but neither the Advisor nor any affiliate of the Advisor is obligated generally to present any particular investment opportunity to the Company even if the opportunity is of a character that, if presented to the Company, could be taken by the Company. In the event an investment opportunity is identified, the allocation procedure set forth in the Company’s prospectus (as such procedures may be amended from time to time) shall govern the allocation of the opportunity among the Company and affiliates of the Advisor. The parties to the agreement acknowledge that the Advisor may provide advice and render services to persons that will compete with the Company for investments.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
10.1*	Amended and Restated Advisory Agreement 2018, effective as of June 30, 2018

*    Filed or furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Black Creek Diversified Property Fund Inc.
June 27, 2018
	By:	/s/ LAINIE P. MINNICK
Lainie P. Minnick Managing Director, Chief Financial Officer and Treasurer